                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        CALIFORNIA WATER SERVICE COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        CALIFORNIA WATER SERVICE COMPANY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                        CALIFORNIA WATER SERVICE COMPANY

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS--APRIL 19, 1995

To the Shareholders:

     The annual meeting of the shareholders of California Water Service Company, a California corporation, will be held, as provided in the By-Laws, on Wednesday, April 19, 1995, at 10 o'clock in the morning at the principal executive offices of the Company, 1720 North First Street, San Jose, California 95112, for the following purposes:

     1.  To elect a Board of Directors for the ensuing year;

     2. To consider and act upon ratification of the appointment of independent auditors; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors' nominees for directors are set forth in the enclosed proxy statement.

     In accordance with the By-Laws of the Company, only shareholders of record at the close of business on Tuesday, February 21, 1995, will be entitled to vote at this meeting.

     IF YOU ARE UNABLE TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      HELEN MARY KASLEY, Secretary

San Jose, California
March 13, 1995

                                PROXY STATEMENT

                    SOLICITATION OF PROXY AND REVOCABILITY,
                               VOTING SECURITIES

     The enclosed proxy is solicited on behalf of the Board of Directors of California Water Service Company, a California corporation (the "Company"), for use at the annual meeting of shareholders to be held at the principal executive offices of the Company, 1720 North First Street, San Jose, California 95112, on April 19, 1995, at 10 o'clock in the morning at which shareholders of record at the close of business on February 21, 1995 will be entitled to vote. This statement and the enclosed proxy are being sent to shareholders on or about March 13, 1995. On February 21, 1995, the Company had issued and outstanding 6,247,034 shares of Common Stock and 139,000 shares of Cumulative Preferred Stock, Series C.

     Each share of Common Stock is entitled to one vote and each share of Preferred Stock to eight votes. Broker non-votes and abstentions will not be counted, except for quorum purposes, and will have no effect on the election of the directors. In determining whether the requisite shareholder approval has been received on the other matters, broker non-votes will not be counted, while abstentions will be counted and will therefore have the same effect as a vote against the matter. Every shareholder, or his proxy, entitled to vote upon the election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit. No shareholder or proxy, however, will be entitled to cumulate votes unless such candidate or candidates have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors is soliciting discretionary authority to cumulate votes if cumulative voting rights are exercised. The nine nominees receiving the highest number of votes at the meeting will be elected as directors. All other matters to come before the meeting shall be determined, assuming a quorum is present, by a vote of a majority of the votes entitled to be cast by shares represented at the meeting and entitled to vote on such matters. A quorum for the purpose of conducting business at the meeting exists when there are present in person or by proxy at the meeting persons entitled to cast a majority of the votes entitled to be cast at the meeting by the holders of the outstanding voting shares of the Company.

     The shares represented by the proxies received will be voted at the meeting or any adjournment thereof. However, you may revoke your proxy at any time prior to its use by filing with the Company a written notice revoking it, or by the presentation at the meeting of a proxy bearing a later date. It may also be revoked by attending the meeting and voting in person.

     The shares represented by duly executed proxies will be voted in accordance with the directions given by the shareholders by means of the ballot on the proxy. If no instructions are given, the shares will be voted FOR the election of the Board of Directors' nominees for directors and FOR the ratification of the appointment of independent auditors. If, for any unforeseen reason, any of said nominees should not be available as a candidate for director, the proxies will be voted for substitute nominees selected by the Board. Shares for which duly executed proxies are received will be voted according to the Board's best judgment upon such other matters as may properly come before the meeting or any adjournment thereof.

     The Company will bear the entire cost of preparing, assembling, printing and mailing these proxy statements, the proxies and any additional materials which may be furnished by the Board of Directors to shareholders. The solicitation of proxies will be made by the use of the mails and may also be made by telephone, telegraph, or personally, by directors, officers and regular employees of the Company who will receive no extra compensation for such services. In addition, the Company has retained Morrow & Co., a proxy distribution and solicitation firm, to assist in the distribution and solicitation of proxies for shares held in the names of brokers, banks and other nominees, for a fee of $4,500 plus reimbursement of reasonable out-of-pocket expenses.

                             ELECTION OF DIRECTORS

                             (ITEM 1 ON PROXY CARD)

     The directors of the Company are elected annually. The following table sets forth the name of each of the nominees for director, his age, the year in which he was first elected a director, the number of shares of the Company's Common Stock and Preferred Stock beneficially owned by him or her on January 1, 1995, a brief description of his principal occupation and business experience during the last five years, all directorships of publicly held companies presently held by each nominee, and certain other information. All nominees are presently directors of the Company. The term of office for all directors elected at the 1995 annual meeting will expire at the time of the 1996 annual meeting. No nominee has any family relationship with any other nominee or with any executive officer.

                                                                                     AMOUNT AND
                                                                        SERVICE AS   NATURE OF
                                                                         DIRECTOR    BENEFICIAL     PERCENT OF
           NOMINEE             AGE      INFORMATION ABOUT NOMINEE(1)      SINCE     OWNERSHIP(2)      CLASS
- ------------------------------ ---   ---------------------------------- ----------  ------------   -----------
William E. Ayer(3)(4)......... 73    Business consultant and private       1973         5,281      Less than 1%
                                     investor. Also a director of
                                     Technology for Communications
                                     International and Tab Products Co.

Robert W. Foy(3)(4)........... 58    President and Chief Executive Of-     1977         1,511      Less than 1%
                                     ficer, Pacific Storage Company,
                                     Stockton, Modesto, Sacramento, and
                                     San Jose, California (moving and
                                     storage company)
Edward D. Harris, Jr.,
  M.D.(5)..................... 57    George DeForest Barnett Professor     1993           360      Less than 1%
                                     of Medicine, Stanford University
                                     Medical Center. Also a director of
                                     Genentech Educational and Re-
                                     search Foundation

Donald L. Houck(5)............ 62    President and Chief Executive Of-     1986         4,168(6)   Less than 1%
                                     ficer. Formerly Chief Operating
                                     Officer

Robert K. Jaedicke(3)(4)...... 66    Professor (Emeritus) of Accounting    1974           917      Less than 1%
                                     and Former Dean, Stanford Univer-
                                     sity Graduate School of Business.
                                     Also a director of Boise Cascade
                                     Corporation, Enron Corp.,
                                     Homestake Mining Company,
                                     GenCorp., Inc., Wells Fargo Bank
                                     and State Farm Insurance Companies

Linda R. Meier(12)............ 54    Chairperson, Stanford University      1994           100      Less than 1%
                                     Hospital Board of Directors. Also
                                     a director of University Bank &
                                     Trust Company and Stanford Health
                                     Services. Formerly Vice President,
                                     Stanford University Board of
                                     Trustees

C. H. Stump(5)................ 69    Chairman of the Board. Formerly       1976         5,916(7)   Less than 1%
                                     Chief Executive Officer and Presi-                   400(8)   Less than 1%
                                     dent

                                                                                     AMOUNT AND
                                                                        SERVICE AS   NATURE OF
                                                                         DIRECTOR    BENEFICIAL     PERCENT OF
           NOMINEE             AGE      INFORMATION ABOUT NOMINEE(1)      SINCE     OWNERSHIP(2)      CLASS
- ------------------------------ ---   ---------------------------------- ----------  ------------   -----------
Edwin E. van Bronkhorst(4).... 71    Financial consultant. Trustee and     1985         2,000      Less than 1%
                                     Treasurer of The David & Lucile
                                     Packard Foundation. Formerly Se-
                                     nior Vice President, Treasurer and
                                     Chief Financial Officer, Hewlett-
                                     Packard Company (manufacturer of
                                     computing and electronic measuring
                                     equipment). Also a director of
                                     Mid-Peninsula Bank and Nellcor
                                     Inc.

J.W. Weinhardt(4)(5).......... 64    President and Chief Executive Of-     1994             0%(9)  Not
                                     ficer, SJW Corp. (holding company)                            applicable
                                     and Chairman of the Board and
                                     Chief Executive Officer of its
                                     subsidiary San Jose Water Company
                                     (public water utility). Also a
                                     director of Western Precision,
                                     Inc., SJW Land Company, SJNB
                                     Financial Corp. and its subsidiary
                                     San Jose National Bank

All directors and executive officers as a group........................                25,831(10)  Less than 1%
                                                                                          400(11)  Less than 1%

- ---------

 (1) No corporation or other organization by which any nominee is employed is a parent, subsidiary or other affiliate of the Company.

 (2) Except for Mr. Stump (see note 8), no nominee or officer owns any shares of the Company's Preferred Stock. Directors Ayer, Foy, Harris, Houck, Jaedicke, Meier, Stump and van Bronkhorst have sole voting and sole investment power with respect to the shares owned by them (or share such powers with their spouses).

 (3) Member of Compensation Committee.

 (4) Member of Audit Committee.

 (5) Member of Executive Committee.

 (6) Includes 3,240 shares held in the Company's Salaried Employees' Savings Plan (the "Savings Plan").

 (7) Common Stock. Includes 4,965 shares held in the Savings Plan.

 (8) Preferred Stock, Series C.

 (9) Does not include 549,976 shares beneficially owned indirectly by SJW Corp., of which J.W. Weinhardt is President and Chief Executive Officer and a director. Mr. Weinhardt disclaims beneficial ownership of all the shares indirectly owned by SJW Corp.

(10) Common Stock. Includes 4,340 shares held in the Savings Plan for the benefit of officers who are not directors and 1,238 other shares owned beneficially but not of record by such officers.

(11) Preferred Stock, Series C.

(12) Ms. Meier was elected as a director of the Company on November 16, 1994 to replace former Director L.W. Lane, Jr. who retired as a director on November 30, 1994.

     Directors Ayer, Foy, Harris, Jaedicke, Meier, van Bronkhorst and Weinhardt are paid a retainer of $12,000 per annum. Director Emeritus Ralph D. Lindberg is paid a monthly consulting retainer of $1,550. Chairman Stump and Director Houck receive no annual retainer. In addition, all directors, including Director Emeritus Lindberg, are paid $650 for each Board or Committee meeting attended, except that (i) Committee Chairmen are paid $1,300 for each Committee meeting attended, and (ii) Chairman Stump and Director Houck are paid $650 for each Board meeting attended and are not paid for attending any Committee meeting.

     The Company established, effective January 1, 1988, a Deferred Compensation Plan which is an unfunded deferred compensation program for certain directors. Each member of the Board of Directors who is not an employee of the Company is eligible to participate. Each participant may elect to defer annually at least $5,000 of the director's monthly retainer fees. The maximum amount which may be deferred is 100% of the director's monthly retainer fees. Amounts deferred are fully vested, recorded by the Company and adjusted as if invested in an investment selected by the participant. Distribution is made at the earlier of
(1) the time selected by the participant (subject to a minimum length of deferral), or (2) when the participant ceases to be a director (unless he then becomes an employee of the Company, in which case, distribution will be made upon termination of employment). Distributions are also available upon a showing of hardship. Amounts remaining undistributed at death are distributed to a designated beneficiary or beneficiaries. The Company is under no obligation to make any investment or otherwise fund the Plan. Participants are general, unsecured creditors of the Company.

     The Company's directors are covered by a retirement plan. Any director who retires after having served on the Board of Directors for five or more years will receive a benefit equal to the annual retainer paid to the Company's non-employee directors at the time of his retirement. This benefit will be paid annually for the number of years the director served on the Board of Directors up to a maximum of ten years.

     The Board of Directors has established Audit, Compensation and Executive Committees. The full Board of Directors generally acts as the Nominating Committee. The Nominating

Committee will consider nominees recommended by shareholders if the name and qualifications of each nominee are submitted to the Company in a letter addressed to Helen Mary Kasley, Secretary of the Company, prior to November 13, 1995. The Audit Committee reviews with the auditors the scope and results of the audit, Company financial statements and internal accounting control procedures. It also recommends the selection of auditors to the Company's Board of Directors. The Compensation Committee makes recommendations to the Board of Directors with respect to officer compensation.

     During 1994, there were 12 regular meetings of the Board of Directors, three meetings of the Compensation Committee, two meetings of the Audit Committee and one meeting of the Executive Committee. All directors attended an average of 91% of all of the Board and applicable Committee meetings and each director attended at least 85% of these meetings, except former Director Lane who attended 50%.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC") and with the New York Stock Exchange ("NYSE"). Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that for the year ended December 31, 1994 all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with, except as follows.

     Due to a good faith misunderstanding as to the Form 3 filing deadline, the initial statement of beneficial ownership (Form 3) for Calvin L. Breed, Controller, was filed within 17 days, rather than 10 days, after he became subject to Section 16(a). Former Director Lane was late in reporting three transactions involving acquisitions of the Company's Common Stock just prior to his retirement from the Board.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                             (ITEM 2 ON PROXY CARD)

     Proxies in the accompanying form will be voted if so authorized, or if no instructions are given by the shareholder, for ratification of the selection of KPMG Peat Marwick, San Jose, California, certified public accountants, to audit the books, records and accounts of the Company for the year ending December 31, 1995. KPMG Peat Marwick have acted as auditors for the Company since 1939 and the Board of Directors, pursuant to the recommendation of the Audit Committee, recommends their services be continued. Representatives of KPMG Peat Marwick are expected to be present at the meeting to respond to appropriate questions and to make a statement if they desire to do so. The Board of Directors recommends a vote FOR adoption of this proposal. If the shareholders do not ratify the appointment of KPMG Peat Marwick, the selection of certified public accountants will be reconsidered by the Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's President and Chief Executive Officer and the other five most highly paid executive officers of the Company for the three fiscal years ended December 31, 1994.

                           Summary Compensation Table

                                                        ANNUAL COMPENSATION
                                              ----------------------------------------
                                                                             (I)
                                                                          ALL OTHER
                    (A)                        (B)          (C)        COMPENSATION(3)
        NAME AND PRINCIPAL POSITION           YEAR       SALARY($)           ($)
- --------------------------------------------  -----      ---------     ---------------
Donald L. Houck(1)..........................   1994      $250,057          $12,538
President and CEO                              1993       237,554           11,997
                                               1992       209,925           11,664
C.H. Stump(1)...............................   1994       110,212           11,646
Chairman of the Board                          1993       106,409           10,840
                                               1992       156,370           11,664
Harold C. Ulrich(2).........................   1994       147,202            4,782
                                               1993       144,132            4,797
                                               1992       136,375            4,664
Francis S. Ferraro..........................   1994       130,291            4,838
Vice President, Regulatory Matters             1993       125,806            4,689
                                               1992       119,014            4,138
Gerald F. Feeney............................   1994       120,213            4,016
Vice President, Chief Financial Officer and    1993       111,752            3,601
     Treasurer(2)                              1992       104,111            3,504
Raymond H. Taylor...........................   1994       112,039            3,808
Vice President, Water Quality and              1993       107,314            3,601
     Environmental Affairs                     1992        99,774            3,377

- ------------

(1) Effective May 1, 1992 Mr. Stump retired as CEO. He was succeeded by Mr. Houck who was formerly president and chief operating officer.

(2) Effective October 31, 1994 Mr. Ulrich retired as Vice President, CFO and Treasurer. He was succeeded by Mr. Feeney who was formerly Controller, Assistant Treasurer and Assistant Secretary.

(3) The amounts listed in column (i), All Other Compensation, include the following amounts for 1994: (a) Company 401(k) contributions on behalf of Mr. Houck $4,500, for Mr. Stump $3,608, for Mr. Ulrich $4,500, for Mr. Ferraro $4,500, for Mr. Feeney $3,678 and for Mr. Taylor $3,470; (b) Annual life insurance premiums paid by the Company on behalf of each of the above named executive officers of $338 dollars each (except for Mr. Ulrich, for whom the Company paid a $282 premium in 1994); and (c) Director meeting fees for Mr. Houck and Mr. Stump of $7,700 each.

The columns omitted were inapplicable.

                                 PENSION PLANS

     The table that follows shows the estimated annual benefits payable upon retirement to Company employees under the California Water Service Company Pension Plan (the "Pension Plan") and the California Water Service Company Supplemental Executive Retirement Plan (the "Supplemental Plan").

            THREE HIGHEST                               YEARS OF SERVICE
             CONSECUTIVE               --------------------------------------------------
            YEARS AVERAGE                                                      30 OR MORE
            COMPENSATION               15 YEARS      20 YEARS      25 YEARS      YEARS
- -------------------------------------  --------      --------      --------
   $100,000..........................  $30,000       $40,000       $45,000      $ 50,000
   $125,000..........................   37,500        50,000        56,250        62,500
   $150,000..........................   45,000        60,000        67,500        75,000
   $175,000..........................  52,500..       70,000        78,750        87,500
   $200,000..........................   60,000        80,000        90,000       100,000
   $225,000..........................   67,500        90,000       101,250       112,500
   $250,000..........................   75,000       100,000       112,500       125,000
   $275,000..........................   82,500       110,000       123,750       137,500

     The compensation covered by the above plans is the annual earnings of an employee, including amounts deferred under the Savings Plan, a 401(k) plan. The covered compensation is the same as the compensation reported in the Summary Compensation Table under the "Salary" column. The pension table above sets forth estimated annual retirement benefits, payable as a straight life annuity, assuming retirement at age 62, using the normal form of benefit under the above plans; the benefits listed are not subject to any deduction for social security or other offset amounts.

     The number of years of credited service at December 31, 1994 for officers named in the Summary Compensation Table is as follows: Mr. Houck, 18; Mr. Ferraro, 5; Mr. Feeney, 18 and Mr. Taylor, 12. Effective May 1, 1992, Mr. Stump retired with 41 years of credited service. Effective October 31, 1994, Mr. Ulrich retired with 32 years of credited service.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed of three of the Company's outside directors, annually reviews the compensation of the Company's executives. The Committee's decisions are in turn reviewed by the Board of Directors as a whole and, for 1994, were adopted by the Board of Directors without modification.

     In making its executive compensation decisions, the Committee seeks to reward excellent job performance and ability, to recognize the value and desirability of retaining experienced executives and to provide fair and reasonable compensation. The Committee believes that compensating executives on this basis leads to excellence in utility performance which benefits shareholders and ratepayers alike. The Committee also bears in mind the fiscal constraints imposed on the Company's decisions by the California Public Utilities Commission, which regularly reviews the reasonableness of the compensation paid by the Company. Finally, in factoring the Company's financial performance into its compensation decisions, the Committee is mindful that the Company is a regulated utility whose financial performance is to a large extent dependent upon and constrained by the ratemaking decisions of the California Public Utilities Commission.

     In making individual compensation decisions, the Committee considers each officer's duties, the quality of his or her performance of those duties and the contribution the officer has made to the Company's overall performance. If an officer's duties have been expanded, that is also taken into account by the Committee. The Committee also considers an officer's experience and value to the Company. The Committee compares the salary of each officer with the other officers' salaries and evaluates the range of officers' salaries, taking into account the number of years each officer has been employed by the Company and the possibility of future promotions. The Committee also takes into account the extent and frequency of prior salary adjustments for each officer. The Committee seeks to set salary levels for the Company's officers so that they are competitive and reasonable. The Committee annually reviews the salaries of officers of other major water companies located throughout the United States and other local companies, as well as the amount of inflation. In reviewing the salaries of other companies, the Committee takes into account the Company's small number of officers compared to many other companies of comparable size and the Company's limited forms of compensating its officers.

     The Company's policy is to compensate its officers primarily through their salaries and not to use a wide variety of compensation schemes. Unlike many companies, the Company does not pay any bonuses or other incentive compensation, provides comparatively few perquisites to its officers and does not have a stock option or restricted stock plan. Thus, the principal vehicle for compensating the Company's officers is salary. This is a flexible compensation vehicle that allows for annual adjustment and is not likely to result in wide fluctuations in compensation from year to year. Moreover, by using salaries as the principal compensation vehicle and in setting salaries in the manner described above, the Committee is able to reasonably reward an officer's excellent performance and value to the Company without being automatically and unduly influenced by variations in the Company's short-term financial performance, which may arise largely as a result of the ratemaking decisions of the California Public Utilities Commission or other factors beyond the Company's control.

     In February 1994 the Committee set the President and Chief Executive Officer's compensation for the twelve months beginning March 1, using the same bases and considering the same factors it used in setting the compensation levels for the Company's other executive officers. In particular, the Committee considered how well the President and Chief Executive Officer had performed his duties, which involve overall responsibility for the daily operations of the Company, including the extent of the President and Chief Executive Officer's contribution to the performance of the Company during the prior year. The Committee also considered the level of the President and Chief Executive Officer's salary, taking into consideration the salaries and benefits (to the extent not comparable to those offered by the Company) of chief executive officers at other major water companies and comparable local utility companies, the salaries of the Company's other officers, the rate of inflation, the extent and frequency of prior adjustments that had been made to the President and Chief Executive Officer's salary and the benefits paid by the Company.

                                      THE COMPENSATION COMMITTEE

                                      WILLIAM E. AYER
                                      ROBERT W. FOY
                                      ROBERT K. JAEDICKE

                               PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 Index and the Edward D. Jones & Co. Water Utility Average of 14 companies.

                             [PERFORMANCE GRAPH]

                           STOCK PERFORMANCE CHART
                      BASED ON DECEMBER 31, 1989 VALUES

                S&P 500         E.D. JONES           CALIF WATER
   YEAR          INDEX         WTR UTILITIES           SERVICE
   ----         -------        -------------         -----------
   1989         100.00            100.00               100.00
   1990          96.89             96.32               103.66
   1991         126.29            124.31               115.68
   1992         135.90            144.06               144.30
   1993         149.53            164.15               184.10
   1994         151.56            150.62               156.01

NOTE: The stock performance shown on the graph above is not necessarily indicative of future price performance.

e
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows the beneficial owners of more than five percent of any class of the Company's voting securities on January 1, 1995:

                                                          AMOUNT AND NATURE
           TITLE                    NAME AND ADDRESS        OF BENEFICIAL        PERCENT
          OF CLASS                OF BENEFICIAL OWNER         OWNERSHIP         OF CLASS
- ----------------------------   -------------------------   -----------------   -----------
Common......................  Western Precision, Inc.(1)    549,976 Shares        8.8%
                              374 W. Santa Clara Street
                              San Jose, CA 95196
Preferred...................  First Colony Life              36,610 Shares       26.3%
(Series C)                    Insurance Company(2)
                              700 Main Street
                              Lynchburg, VA 24504

- ----------
(1) Western Precision, Inc. is a wholly-owned subsidiary of SJW Corp. with sole voting and investment power with respect to these shares. Director J.W. Weinhardt is President and Chief Executive Officer, as well as a director, of SJW Corp.

(2) First Colony Life Insurance Company has sole voting and investment power with respect to these shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information concerning beneficial ownership of shares of the Company's equity securities by Messrs. Ferraro, Feeney and Taylor on January 1, 1995:

                                                  AMOUNT AND NATURE
          TITLE                   NAME OF           OF BENEFICIAL           PERCENT
         OF CLASS           BENEFICIAL OWNER(1)     OWNERSHIP(2)            OF CLASS
- --------------------------  --------------------  -----------------       -----------
Common....................  Francis S. Ferraro         312 Shares(3)      Less than 1%
Common....................  Gerald F. Feeney         2,875 Shares(4)      Less than 1%
Common....................  Raymond H. Taylor          859 Shares(3)      Less than 1%

- ------------
(1) For the directors of the Company, Messrs. Houck and Stump and all of the directors and officers of the Company as a group, refer to the table in Election of Directors for information as to their beneficial ownership of shares of the Company.

(2) Messrs. Ferraro, Feeney and Taylor have sole voting and sole investment power with respect to the shares owned by them (or share such powers with their spouses).

(3) All of these shares are held in the Savings Plan.

(4) Includes 1,637 shares held in the Savings Plan.

                              GENERAL INFORMATION

     The Board of Directors is not aware of any matters to come before the meeting other than the proposals for the election of directors and the ratification of the selection of independent auditors. If any other matters should be brought before the meeting, or any adjournment thereof, upon which a vote properly may be taken, the shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the discretion of the proxy holders insofar as such proxies are not limited to the contrary.

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of the Company must be received by the Company by November 13, 1995, for inclusion in the next proxy statement and form of proxy relating to that meeting. Submission of a proposal does not guarantee its inclusion in a proxy statement or its presentation at a shareholder meeting. Shareholder proposals are subject to regulation under federal securities laws.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      HELEN MARY KASLEY, Secretary

San Jose, California
March 13, 1995

                        CALIFORNIA WATER SERVICE COMPANY
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
P
R
O
X       DONALD L. HOUCK and HELEN MARY KASLEY, and each of them with full
Y power of substitution, are hereby authorized to vote, as designated on the reverse side, the stock of the undersigned at the Annual Meeting of Shareholders of California Water Service Company to be held at 1720 N. First Street, San Jose, California on Wednesday, April 19, 1995 at 10:00 A.M., or at any adjournment thereof.



         PLEASE DATE, SIGN AND MAIL IMMEDIATELY IN THE ENCLOSED ENVELOPE.




                          (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
                                                  SEE REVERSE SIDE

   X  Please mark votes as in this example.
  ___

It not otherwise directed, this proxy will be voted FOR the election of directors and FOR ratification of the appointment of KPMG Peat Marwick as auditors. The Board of Directors recommends voting in favor of these matters.

1. ELECTION OF DIRECTORS

Nominees: William E. Ayer, Robert W. Foy, Edward D. Harris, Jr., MD., Donald L. Houck, Robert K. Jaedicke, Linda R. Meier, C.H. Stump,
Edwin E. van Bronkhorst and J.W. Weinhardt.

___ FOR ALL NOMINEES  ___ WITHELD FROM ALL NOMINEES

___ For all nominees except as noted above

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK as the independant auditors of the Company. ___ FOR ___ AGAINST ___ ABSTAIN

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ____

NOTE: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title. In the case of shares standing in the name of two or more persons, California law permits the voting of such shares under a proxy signed by any one of such persons if none of the others is present in person or represented by proxy.

Signature _____________________  Date _____

Signature _____________________  Date _____

PLEASE DATE, SIGN and RETURN PROMPTLY